Exhibit 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133631 of Community Bancorp. on Form S-8 of our report dated June 25, 2010, appearing in this Annual Report on Form 11-K of Community Bancorp and Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2009.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine
June 25, 2010
VT Reg. No. 92-0000278